UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025 (May 7, 2025)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)(Zip Code)

(44) 207-433-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, no par value	CLVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 7, 2025, Clarivate Plc (“Clarivate” or the “Company”) held its 2025 Annual General Meeting of Shareholders.

At that meeting, the shareholders considered and acted upon five proposals pursuant to the Notice of Annual General Meeting of Shareholders and as described in more detail in the Company’s definitive proxy statement dated March 28, 2025 (the “Proxy Statement”).

Of 688,956,113 ordinary shares outstanding and entitled to vote as of March 10, 2025 (the “Record Date”), the holders of 659,171,835 ordinary shares were present at the meeting either in person or by proxy, constituting a quorum.

All proposals on the agenda were approved by the shareholders.

Below are the final voting results. In tabulating the voting results, only FOR or AGAINST votes are counted. Broker non-votes and abstentions are counted only for purposes of determining whether a quorum is present.

Proposal 1: Election of Directors

Shareholders elected the individuals named below to serve as directors of the Company, until the Company’s 2026 Annual General Meeting, or until their successor is duly elected and qualified, or their earlier resignation or removal. Election of each director required approval by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

Nominee	For	Against	Abstain	Broker Non-Votes
Andrew Snyder	609,288,151	18,870,707	10,850,539	20,162,438
Valeria Alberola	626,579,233	1,520,744	10,909,420	20,162,438
Jane Okun Bomba	620,888,626	7,198,642	10,922,129	20,162,438
Usama N. Cortas	623,801,935	4,311,807	10,895,655	20,162,438
Suzanne Heywood	595,610,135	32,401,139	10,998,123	20,162,438
Adam T. Levyn	623,280,366	4,831,503	10,897,528	20,162,438
Anthony Munk	614,965,624	13,121,612	10,922,161	20,162,438
Wendell Pritchett	609,866,189	18,256,676	10,886,532	20,162,438
Saurabh Saha	625,048,677	3,037,993	10,922,727	20,162,438
Matitiahu (Matti) Shem Tov	626,794,091	1,228,642	10,986,664	20,162,438

Proposal 2: Advisory Approval of Executive Compensation

Shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. Approval required a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	Against	Abstain	Broker Non-Votes
619,205,075	8,950,331	10,853,991	20,162,438

Proposal 3: Ratification of Appointment of Independent Registered Public Accountants

Shareholders reappointed PricewaterhouseCoopers LLP as the Company’s auditors, ratified their appointment as the Company’s independent registered public accountants for the fiscal year 2025 on a non-binding and advisory basis, and authorized the Company’s Board of Directors, acting through its Audit Committee, to determine the fees to be paid to the auditors. Ratification required a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	Against	Abstain	Broker Non-Votes
645,344,218	2,868,670	10,958,947	—

Proposal 4: Approval of the Clarivate Plc Amended and Restated 2019 Incentive Award Plan

Shareholders approved the Clarivate Plc Amended and Restated 2019 Incentive Award Plan. Approval required a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	Against	Abstain	Broker Non-Votes
558,462,654	69,708,837	10,837,906	20,162,438

Proposal 5: Authorization to Repurchase the Company’s Ordinary Shares in Open-Market Transactions

Shareholders authorized the Company to conduct open-market purchases of its ordinary shares from time to time as approved by the Board of Directors. The first resolution pursuant to Proposal 5 was approved as a special resolution that required at least two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy. The second resolution pursuant to Proposal 5 was an ordinary resolution that required a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote in person or represented by proxy.

For	Against	Abstain	Broker Non-Votes
627,212,208	676,681	11,120,508	20,162,438

Item 8.01.	Other Events

Date of 2026 Annual General Meeting of Shareholders

Clarivate’s 2026 Annual General Meeting of Shareholders will be held on May 14, 2026. Further details will be provided in the proxy statement for the meeting.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Description
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: May 12, 2025	By:	/s/ John Doulamis
	Name:	John Doulamis
	Title:	Senior Vice President and General Counsel